UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 28, 2016

ONCOTHYREON INC.

(Exact name of registrant as specified in its charter)

Delaware	001-33882	26-0868560
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2601 Fourth Avenue, Suite 500

Seattle, Washington 98121

(Address of principal executive offices, including zip code)

(206) 801-2100

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Resignation of Chief Medical Officer

On March 28, 2016, Dr. Diana Hausman provided notice to Oncothyreon Inc. (the “Company”) of her decision to resign for personal reasons as Chief Medical Officer, effective April 1, 2016 (the “Separation Date”). In connection with her resignation, the Board of Directors of the Company approved, and Dr. Hausman and the Company have entered into, a Letter Agreement (the “Letter Agreement”), which is filed as Exhibit 10.1 to this 8-K. Pursuant to the Letter Agreement, Dr. Hausman will receive certain benefits upon resignation, including (i) payment of COBRA benefits through May 31, 2016 and (ii) an extension of the exercise period for each of Dr. Hausman’s outstanding, vested and exercisable stock options as of the Separation Date to 5:00 pm (Pacific Daylight Time) on June 30, 2016, which additional benefits shall be conditioned on Dr. Hausman’s entry into a release agreement, which is filed as Exhibit 10.2 to this 8-K.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits.

Exhibit Number	Description

10.1	Letter Agreement by and between Oncothyreon Inc. and Dr. Diana Hausman.

10.2	Release by and between Oncothyreon Inc. and Dr. Diana Hausman

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ONCOTHYREON INC.

By:	/s/ Julia M. Eastland
Julia M. Eastland
Chief Financial Officer

Date: April 1, 2016

EXHIBIT INDEX

Exhibit Number	Description

10.1	Letter Agreement by and between Oncothyreon Inc. and Dr. Diana Hausman.

10.2	Release by and between Oncothyreon Inc. and Dr. Diana Hausman